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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 14, 2006, relating to the consolidated financial statements of Interline Brands, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Interline Brands, Inc. for the year ended December 30, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Jacksonville, Florida

May 22, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM